HUFFY

CORPORATION

NEWS RELEASE

Contact:

Kim Martin Lewis

Dinsmore & Shohl LLP

(513) 977-8259

HUFFY CORPORATION FILES PLAN OF REORGANIZATION

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EFFECTIVE DATE OF PLAN TARGETED FOR FALL 2005

MIAMISBURG, OHIO, JULY 19, 2005 -  HUFFY CORPORATION (OTC- HUFCQ) today announced that it has filed its proposed Plan of Reorganization and related Disclosure Statement with the U.S. Bankruptcy Court for the Southern District of Ohio, Western Division.

The proposed Plan of Reorganization, which has been the subject of negotiations with the China Export & Credit Insurance Corporation and Huffy’s primary bicycle suppliers (collectively referred to as the “Sinosure Group”), and the Official Unsecured Creditors Committee (the “Committee”) is consistent with the agreement in principle between these parties that was announced on June 27, 2005.

The Plan of Reorganization provides that substantially all of Huffy’s pre-petition unsecured liabilities will be discharged in exchange for notes and new voting common equity of the reorganized company. Initial distributions to the Sinosure Group will be 30 percent of the new voting common equity of the Company (in the form of new Class A shares) and a $3 million note to the Sinosure Group.  Initial distributions to most of the other general unsecured creditors will be 70 percent of the new common equity (in the form of new Class B shares) (subject to later dilution by the Performance Shares) and a $9 million note.

The Sinosure Group as holders of Class A shares will elect a majority of Huffy’s Board of Directors and, through the provision of trade credit to Huffy on favorable terms, have the ability to earn over 5 years up to 51% of the aggregate new common voting stock of the reorganized entity (the "Performance Shares").  The notes and post-confirmation trade credit will be secured by a lien on Huffy’s intangible assets and on Huffy’s other assets. The reorganized entity will emerge as a private company.  Current equity holders will not receive any distributions and their equity interests will be cancelled.

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Huffy is seeking approval of the Disclosure Statement and related voting solicitation procedures at a Bankruptcy Court hearing in mid-August, 2005, which would permit the Company to solicit acceptances for the proposed Plan of Reorganization commencing as early as late August 2005 and to seek confirmation of the proposed Plan of Reorganization by the Bankruptcy Court in late September, 2005.

Bankruptcy law does not permit solicitation of acceptances of the Plan of Reorganization until the Court approves the applicable Disclosure Statement.  Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan of Reorganization.

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On October 20, 2004, Huffy Corporation and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Ohio, Western Division. The bankruptcy cases are being jointly administered under Case No. 04-39148. Huffy Corporation and its subsidiaries continue to operate their businesses and manage their properties as debtors in possession.

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Huffy Corporation (OTC-HUFCQ) is a diversified sporting goods company, marketing bicycles and wheeled products under the Huffy®, Royce Union®, and  Micro® brands; golf equipment under the Tommy Armour®, Ram®, Teardrop® and Zebra® brands, and a variety of products as a licensee.

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This press release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “may,” “will,” “intends,” “plans,” “estimates” or “anticipates,” or other comparable terminology, or by discussions of strategy, plans or intentions.  These statements are based on management’s current expectations and assumptions about the industries in which Huffy operates.  Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to those cautionary statements contained in the Huffy Corporation’s report on Form 10-K, dated March 5, 2004.